UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  May 29, 2013 (May 29, 2013)

Commission file number 1-06155 SPRINGLEAF FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On May 29, 2013, Springleaf Finance Corporation (“SLFC”) issued $300 million in aggregate principal amount of 6.00% Senior Notes due 2020 (the “notes”) under an indenture, dated as of May 29, 2013 (the “Indenture”), between SLFC and Wilmington Trust, National Association as trustee (the “Trustee”).

The notes will mature on June 1, 2020 and bear interest at a rate of 6.00% per annum, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2013. The notes are SLFC’s senior unsecured obligations and rank equally in right of payment to all of SLFC’s other existing and future unsubordinated indebtedness from time to time outstanding. The notes are not guaranteed by any of SLFC’s subsidiaries or other affiliates of SLFC. The notes are effectively subordinated to all of SLFC’s secured obligations to the extent of the value of the assets securing such obligations and structurally subordinated to any existing and future obligations of SLFC’s subsidiaries with respect to claims against the assets of such subsidiaries.

The notes may be redeemed at any time and from time to time, at the option of SLFC, in whole or in part at a “make-whole” redemption price specified in the Indenture. The notes will not have the benefit of any sinking fund.

The Indenture contains covenants that, among other things: (1) limit SLFC’s ability to create liens on assets; and (2) restrict SLFC’s ability to consolidate, merge or sell its assets. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the notes to become or to be declared due and payable.

The notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 4.1 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the notes, SLFC entered into a Registration Rights Agreement, dated as of May 29, 2013, with the representative of the several initial purchasers (“Initial Purchasers”) of the notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, on or prior to 360 days after May 29, 2013, SLFC will be required to use its reasonable best efforts to file and cause to become effective a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the notes for new notes having terms substantially identical in all material respects to those of the notes (except the new notes will not be subject to restrictions on transfer or to any increase in annual interest rate) or, under specified circumstances, to file a shelf registration statement with the SEC covering resales of the notes. SLFC may be required to pay additional interest if it fails to comply with the registration and exchange requirements set forth in the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Certain Relationships

Certain of the Initial Purchasers and their affiliates are lenders and/or agents under the senior secured term loan dated May 10, 2011, under which SLFC’s subsidiary, Springleaf Financial Funding Company, is the borrower.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 29, 2013, SLFC issued a press release announcing the closing of the notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of May 29, 2013, between Springleaf Finance Corporation and Wilmington Trust, National Association, as Trustee
4.2	Form of Note due 2020 (included as part of Exhibit 4.1)
10.1	Registration Rights Agreement, dated as of May 29, 2013, between Springleaf Finance Corporation and the representative of the Initial Purchasers.
99.1	Press Release issued May 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION
(Registrant)
Date:	May 29, 2013	By	/s/	Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of May 29, 2013, between Springleaf Finance Corporation and Wilmington Trust, National Association, as Trustee
4.2	Form of Note due 2020 (included as part of Exhibit 4.1)
10.1	Registration Rights Agreement, dated as of May 29, 2013, between Springleaf Finance Corporation and the representative of the Initial Purchasers.
99.1	Press Release issued May 29, 2013.